Consent of Independent Auditors




We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-38230 and Form S-8 No. 333-37859) of Monterey Homes Corporation (formerly Homeplex Mortgage Investments Corporation) of our report dated February 13, 1996, with respect to the consolidated financial statements of Monterey Homes Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1997.

                                           ERNST & YOUNG LLP


Phoenix, Arizona
March 20, 1998